                                                                 Exhibit 8.i)(1)

                      AMENDMENT TO PARTICIPATION AGREEMENT

     This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2003, by and among MONY LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.) (the "Adviser").

     WHEREAS, the Company, the Fund, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, MILLER ANDERSON & SHERRERD, LLP) have entered into a Participation Agreement dated as of December 1, 2000, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, effective May 1, 2002, MORGAN STANLEY INVESTMENTS LP assigned to the Adviser all of the rights and obligations of MORGAN STANLEY INVESTMENTS LP under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MORGAN STANLEY INVESTMENTS LP on such terms.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

     2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B to identify share class.

     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     4. This Amendment may be amended only by written instrument executed by each party hereto.

     5. This Amendment shall be effective as of the date written above.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

MONY LIFE INSURANCE COMPANY


By:      _______________________________
         Name:
         Title:

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:      _______________________________
         Name:  Stefanie Chang Yu
         Title: Vice President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:      _______________________________
         Name:  Stefanie Chang Yu
         Title: Executive Director

                                        2

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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

Name of Separate Account and Date          Form Number and Name of
Established by Board of Directors          Contract Funded by Separate Account
---------------------------------          -----------------------------------
MONY Variable Account L                    Flexible Premium Variable Life Insurance Policy
(Established on November 28, 1990)         (Form # C1-96)

                                           Flexible Premium Variable Universal Life Insurance Policy
                                           (MONY Variable Universal Life)

                                           Last Survivor Flexible Premium Variable Universal
                                           Life Insurance Policy (MONY Survivorship
                                           Variable Universal Life)

                                           MONY Custom Equity Master (VUL)

                                           MONY Custom Estate Master (SVUL)

                                           Flexible Premium Variable Universal Life
                                           Insurance Policy (MONY Variable Universal Life
                                           C3-03/C4-04)

MONY Variable Account A                    Flexible Payment Variable Annuity
(Established on November 28, 1990)         (MONY Variable Annuity)

                                           MONY Custom Master Variable Annuity

                                           Flexible Payment Variable Annuity
                                           (MONY C Variable Annuity)

                                           Flexible Payment Variable Annuity
                                           (MONY L Variable Annuity)

                                   SCHEDULE B

                   PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   -----------------------------------------
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
                   ------------------------------------------

                    Equity Growth Portfolio -- Class I Shares
               Core Plus Fixed Income Portfolio -- Class I Shares
                        Value Portfolio -- Class I Shares
                  U.S. Real Estate Portfolio -- Class I Shares
                 Global Value Equity Portfolio -- Class I Shares
               Emerging Markets Equity Portfolio -- Class I Shares
                Emerging Markets Debt Portfolio -- Class I Shares

                                       B-1